Exhibit 99.1

NOBLE INTERNATIONAL, LTD RECEIVES NOTICE OF STAFF

DETERMINATION REGARDING NON-COMPLIANCE WITH

NASDAQ MARKETPLACE RULE

Troy, MI – April 8, 2009 – Noble International, Ltd. (NASDAQ: NOBL) (the “Company”) today announced that on April 2, 2009, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying it that Nasdaq did not receive the Company’s Form 10-K for the period ended December 31, 2008 as required by Marketplace Rule 4310(c)(14) (“Rule 4310(c)(14)”), and that, accordingly, the Company no longer complies with Nasdaq’s rules for continued listing of the Company’s shares of stock. The Company may submit to Nasdaq a plan to regain compliance with Rule 4310(c)(14). The plan must be submitted by June 1, 2009.

SAFE HARBOR STATEMENT

Certain statements in this report are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements addressing operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results. These forward-looking statements are made on the basis of management’s assumptions and estimations when made and speak only as of the date thereof. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “would,” or “will” or variations of such words and similar expressions may identify such forward-looking statements. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all, of the risks include our ability to negotiate additional waivers or other accommodations from our lenders, if necessary; our ability to secure the continuation of favorable payment terms from our customers, if needed; our ability to maintain our forbearance status with our lenders; our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Noble does not intend or undertake any obligation to update any forward-looking statements.

For more information contact:

David J. Fallon
Chief Financial Officer
Noble International, Ltd.
(248) 519-0700